EXHIBIT A
                             (AS OF APRIL 10, 2017)


                              SERIES OF THE TRUST


SERIES                                                      EFFECTIVE DATE
----------------------------------------------------      ------------------
First Trust CEF Income Opportunity ETF                    September 28, 2016
First Trust Municipal CEF Income Opportunity ETF          September 28, 2016
First Trust TCW Opportunistic Fixed Income ETF            February 13, 2017
EquityCompass Risk Manager ETF                            January 19, 2017
EquityCompass Tactical Risk Manager ETF                   January 19, 2017